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                                                                    EXHIBIT 23.1



CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of the financial statements prepared by us in Items 6 and 8 of the IPET Holdings Annual Report on Form 10-K/A dated December 31, 2000 (the "Annual Report") and to the use of our report dated January 31, 2002 in Item 8 of the Annual Report.

July 4, 2002

/s/ Stempek and Associates